www.genpt.com

News Release

August 15, 2023

FOR IMMEDIATE RELEASE

Genuine Parts Company Declares Regular Quarterly Dividend

ATLANTA – Genuine Parts Company (NYSE: GPC) announced today its Board of Directors declared a regular quarterly cash dividend of ninety-five cents ($0.95) per share on the company’s common stock.

The dividend is payable October 2, 2023 to shareholders of record on September 8, 2023.

About Genuine Parts Company
Founded in 1928, Genuine Parts Company is a global service organization engaged in the distribution of automotive and industrial replacement parts. The company's Automotive Parts Group distributes automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Ireland, Germany, Poland, the Netherlands, Belgium, Spain and Portugal. The company's Industrial Parts Group distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia. In total, the company serves its global customers from an extensive network of more than 10,000 locations in 17 countries and has approximately 58,000 employees. Further information is available at www.genpt.com.

Investor Contact:	Media Contact:
Tim Walsh (678) 934-5349	Heather Ross (678) 934-5220
Senior Director - Investor Relations	Vice President - Strategic Communications

Source: Genuine Parts Company